Exhibit 2.1

## ORDINARY SHARE CERTIFICATE

*XXX(TRANSACTION DESCRIPTION)*

| CERTIFICATE No. | INVESTOR CODE | REGISTRATION DATE | COMPANY CODE | CLASS | AMOUNT IN FIGURES |
|---|---|---|---|---|---|
| XXXXXX01 | *01234567890* | DD-MMM-YY05 | C187 | 01 | ***************.*** |

# AMVESCAP PLC

*(Incorporated and Registered in England - No. 308372)*

THIS IS TO CERTIFY THAT the undermentioned is/are the registered holder(s) of Ordinary Shares of 10 US Dollar Cents each fully paid in **AMVESCAP PLC** subject to the Memorandum and Articles of Association of the Company.

NAME(S) OF HOLDERS

XXXXX(MAIN HOLDER NAME LINE 1)XXX48
XXXXX(MAIN HOLDER NAME LINE 2)XXX49
XXXXX(MAIN HOLDER NAME LINE 3)XXX50
XXXXX(MAIN HOLDER NAME LINE 4)XXX51
XXXXX(MAIN HOLDER NAME LINE 5)XXX52

JOINT HOLDERS

XXXXXXXX(JOINT NAMES LINE 1)XXXXX17
XXXXXXXX(JOINT NAMES LINE 2)XXXXX18
XXXXXXXX(JOINT NAMES LINE 3)XXXXX19
XXXXXXXX(JOINT NAMES LINE 4)XXXXX20
XXXXXXXX(JOINT NAMES LINE 5)XXXXX21

AMOUNT IN WORDS

*XXXXXXXX(AMOUNT IN WORDS 1)XXXXXX*55
*XXXXXXXX(AMOUNT IN WORDS 2)XXXXXX*56
*XXXXXXXX(AMOUNT IN WORDS 3)XXXXXX*57
*XXXXXXXX(AMOUNT IN WORDS 4)XXXXXX*58

**GIVEN under the Securities Seal of the Company**

Printed by CAPITA REGISTRARS

NOTE Any change in the ownership of the above (either in total or in part) will be registered only if both the transfer and this certificate are lodged with the Company's Registrar, Capita Registrars, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU

www.capitaregistrars.com

XX999999/999904

**THIS DOCUMENT IS VALUABLE AND SHOULD BE KEPT IN A SAFE PLACE**

0446650

PLEASE DO NOT DETACH THIS COUNTERFOIL UNLESS YOU WISH TO NOTIFY A CHANGE OF ADDRESS

| INVESTOR CODE | L/A CODE |
|---|---|
| *01234567890* | XXX03 |

**AMVESCAP PLC**

*ORDINARY SHARES OF 10 U.S DOLLAR CENTS EACH FULLY PAID*

XXXXXXX(CERT DESPATCH NOTE 1)XXXX26
XXXXXXX(CERT DESPATCH NOTE 2)XXXX27
XXXXXXX(CERT DESPATCH NOTE 3)XXXX28
XXXXXXX(CERT DESPATCH NOTE 4)XXXX29
XXXXXXX(CERT DESPATCH NOTE 5)XXXX30
XXXXXXX(CERT DESPATCH NOTE 6)XXXX31
XXXXXXX(CERT DESPATCH NOTE 7)XXXX32
XXXXXXX(CERT DESPATCH NOTE 8)XXXX33
XXXXXXX(CERT DESPATCH NOTE 9)XXXX34

Change of Address: Please use BLOCK CAPITALS / black ink

Name ............................................

............................................

Address ............................................

............................................

............................................

............................................

Postcode ....................

Date ....................

Signed ____________________

Registrars: Capita Registrars, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU
www.capitaregistrars.com